SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2002

TIPPERARY CORPORATION

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation)

1-7796	75-1236955
(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1550
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 293-9379

Not Applicable

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

On May 24, 2002, Tipperary Corporation (“Tipperary” or the “Company”) closed transactions under an agreement with Delta Petroleum Corporation (“Delta”) to sell all of the Company’s undivided interests in the West Buna field in Jasper and Hardin counties, Texas, and to simultaneously purchase all of Delta’s undivided interests in the Comet Ridge project on Authority to Prospect (ATP) 526 in Queensland, Australia.

Tipperary received $4.1 million in cash proceeds from the sale of the West Buna property. This property was the Company’s only remaining domestic producing asset following a divestiture of most of the Company’s U.S. oil and gas holdings during fiscal 2000. As of December 31, 2001, Tipperary reported total natural gas equivalent reserves of approximately 4.3 billion cubic feet and a present value, discounted at 10%, of approximately $5.8 million associated with this property.

In addition to the purchase of Delta’s 5% interest in the Comet Ridge project on ATP 526, the Company received an option to purchase interests of 2.5% or less in each of six other ATPs that have no proved reserves. Tipperary acquired Delta’s interest in ATP 526 and the option for a purchase price of $5.25 million, which included $4.8 million in cash and 250,000 unregistered shares of the Company’s common stock valued at $450,000. The option to purchase interests in six other ATPs may be exercised by the Company at any time prior to May 30, 2003 or 30 days following the final resolution of the pending lawsuit styled Tipperary Corporation, et al. v. Tri-Star Petroleum Company, Inc., Cause No. CV 42,265 (District Court of Midland County, Texas, 238th Judicial District). The option may also be exercised within 30 days following the date upon which Delta notifies the Company it has been billed and paid USD $100,000 to the Operator of the option properties for exploration, development and operation of these properties. Tipperary also agreed to assume up to $600,000 of obligations owed by Delta related to the Comet Ridge project. The amount of any obligations owed by Delta has not yet been determined. This acquisition increased the Company’s total capital-bearing interest in the Comet Ridge project to 70%.

All of the foregoing transactions were arms-length with an unaffiliated third party. There were no material relationships between Delta and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

Item 7.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

The accompanying unaudited consolidated pro forma financial information has been prepared to give effect to the disposition of the West Buna properties to Delta and the purchase of the interest in ATP 526 from Delta. The accompanying unaudited consolidated balance sheet as of March 31, 2002 is prepared as if the transactions occurred on March 31, 2002. The accompanying unaudited consolidated statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 have been prepared to give effect to the disposition of the West Buna properties to Delta and the purchase of the interest in ATP 526 from Delta. These consolidated statements of operations are prepared as if the transactions occurred on January 1, 2001.

The following pro forma statements are subject to risks and uncertainties. Although the Company believes that its estimates are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The operations of the Company, both domestically and internationally, are subject to risks including, but not limited to, all of the risks that are encountered in the drilling and completing of wells, along with standard risks of oil and gas operations, uninsured hazards, volatile oil and gas prices, foreign exchange rate risk and uncertain markets and governmental regulation. For a discussion of these and other risks which relate to the forward-looking statements contained herein, please see “Risk Factors” in the Company’s Registration Statement on Form S-3, SEC File No. 333-59052, which discussion is incorporated herein by reference, along with other cautionary statements in this report.

Tipperary Corporation and Subsidiaries
Consolidated Balance Sheet
Pro Forma Analysis
(in thousands)
(unaudited)

	Historical Quarter Ended March 31 2002	Pro Forma West Buna Disposition 2002		Pro Forma After Disposition 2002	Pro Forma Comet Ridge Interest Acquisition 2002		Pro Forma Quarter Ended March 31 2002
ASSETS
Current assets:
Cash and cash equivalents	$4,350	$4,100	(1)	$8,450	$(4,800	)(1)	$3,650
Restricted cash	1,964	—		1,964	—		1,964
Receivables	1,645	—		1,645	—		1,645
Prepaid drilling costs	358	—		358	—		358
Other current assets	226	—		226	—		226

Total current assets	8,543	4,100		12,643	(4,800)		7,843

Property, plant and equipment, at cost:
Oil and gas properties, full cost method	77,652	(5,397	)(2)	72,255	5,250	(2)	77,505
Other property and equipment	3,953	—		3,953	—		3,953

	81,605	(5,397)		76,208	5,250		81,458

Less accumulated depreciation and amortization	(23,911)	—		(23,911)	—		(23,911)

Property plant and equipment, net	57,694	(5,397)		52,297	5,250		57,547

Deferred loan costs	6,339	—		6,339	—		6,339
Other noncurrent assets	20	—		20	—		20

	$72,596	$(1,297)		$71,299	$450		$71,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	2,473	—		2,473	—		2,473
Accounts payable	959	—		959	—		959
Accrued liabilities	1,011	—		1,011	—		1,011
Royalties payable	170	—		170	—		170

Total current liabilities	4,613	—		4,613	—		4,613

Long-term debt, net of current portion	11,861	—		11,861	—		11,861

Minority interest	583	—		583	—		583

Stockholders’ equity
Common stock	780	—		780	5	(2)	785
Capital in excess of par value	149,502	—		149,502	445	(2)	149,947
Accumulated deficit	(94,718)	(1,297	)(2)	(96,015)	—		(96,015)
Treasury stock, at cost	(25)	—		(25)	—		(25)

Total stockholders’ equity	55,539	(1,297)		54,242	450		54,692

	$72,596	$(1,297)		$71,299	$450		$71,749

See accompanying notes to unaudited pro forma consolidated balance sheet

Tipperary Corporation and Subsidiaries
Consolidated Statements of Operations
Pro Forma Analysis
(in thousands except per share amounts)
(unaudited)

	Historical Year Ended December 31 2001	Pro Forma West Buna Disposition 2001		Pro Forma After Disposition 2001	Pro Forma Comet Ridge Interest Acquisition 2001	Pro Forma Year Ended December 31 2001
Revenues	$3,557	$(925	)(3)	$2,632	$117 (3)	$2,749

Costs and expenses:
Operating	2,218	(463	)(4)	1,755	114 (4)	1,869
General and administrative	4,257	—		4,257	—	4,257
Depreciation, depletion and amortization	1,017	(203	)(5)	814	86 (5)	900
Impairment of prepaid drilling costs	900	—		900	—	900

Total costs and expenses	8,392	(666)		7,726	200	7,926

Operating income	(4,835)	(259)		5,094	(83)	(5,177)

Other income (expense):
Interest income	129	—		129	—	129
Interest expense	(2,848)	—		(2,848)	—	(2,848)
Foreign currency exchange gain (loss)	(5)	—		(5)	—	(5)

Total other expense	(2,724)	—		(2,724)	—	(2,724)

Loss before income taxes	(7,559)	(259)		(7,818)	(83)	(7,901)

Income tax benefit	(1)	—		(1)	—	(1)

Loss before minority interest	(7,558)	(259)		(7,818)	(83)	(7,900)

Minority interest in loss of subsidiary	382	—		382	—	382

Net loss	$(7,176)	$(259)		$(7,435)	$(83)	$(7,518)

Net loss (per share basic and diluted)	$(0.28)			$(0.29)		$(0.29)

Weighted average shares outstanding— basic and diluted	25,842			25,842		25,842

See accompanying notes to unaudited pro forma consolidated balance sheet

Tipperary Corporation and Subsidiaries
Consolidated Statements of Operations
Pro Forma Analysis
(in thousands except per share amounts)
(unaudited)

	Historical Quarter Ended March 31 2002	Pro Forma West Buna Disposition 2002		Pro Forma After Disposition 2002	Pro Forma Comet Ridge Interest Acquisition 2002	Pro Forma Quarter Ended March 31 2002
Revenues	$1,352	$(393	)(3)	$959	$16 (3)	$975

Costs and expenses:
Operating	592	(63	)(4)	529	36 (4)	565
General and administrative	1,547	—		1,547	—	1,547
Depreciation, depletion and amortization	423	(116	)(5)	307	42 (5)	349

Total costs and expenses	2,562	(179)		2,383	78	2,461

Operating income	(1,210)	(214)		(1,424)	(62)	(1,486)

Other income (expense):
Other income	70	—		70	—	70
Interest income	16	—		16	—	16
Interest expense	(632)	—		(632)	—	(632)
Foreign currency exchange gain (loss)	23	—		23	—	23

Total other expense	(523)	—		(523)	—	(523)

Loss before income taxes	(1,733)	(214)		(1,947)	(62)	(2,009)

Income tax benefit	—	—		—	—	—

Loss before minority interest	(1,733)	(214)		(1,947)	(62)	(2,009)

Minority interest in loss of subsidiary	150	—		150	—	150

Net loss	$(1,583)	$(214)		$(1,797)	$(62)	$(1,859)

Net loss (per share basic and diluted)	$(0.04)			$(0.05)		$(0.05)

Weighted average shares outstanding—basic and diluted	38,971			38,971		38,971

See accompanying notes to unaudited pro forma consolidated balance sheet

Tipperary Corporation and Subsidiaries
Notes to Consolidated Pro Forma financial Statements

Note 1.    Pro Forma adjustment to cash

Amounts shown for disposition and acquisition represent negotiated cash paid out and received as a result of the transactions.

Note 2.    Pro Forma adjustments to oil and gas properties and stockholder’s equity

As a result of the disposition of the West Buna properties, the Company expects to record a loss on the sale of $1,297,000 as the Company’s domestic full cost pool book value exceeds the domestic full cost pool ceiling by this amount. The acquisition will increase the full cost pool by $5,250,000 as the transaction required Tipperary to pay $4,800,000 in cash and issue Tipperary common stock valued at $450,000.

Note 3.    Pro Forma adjustments to revenue

During the first quarter of 2002 and during 2001, the Company recorded $393,000 and $925,000, respectively, in revenue related to its West Buna properties. The Company would have recorded revenue of $16,000 and $117,000, respectively, in the first quarter of 2002 and during 2001, associated with its Comet Ridge acquisition.

Note 4.    Pro Forma adjustments to operating expense

During the first quarter of 2002 and during 2001, the Company recorded $63,000 and $463,000, respectively, in operating expenses related to its West Buna properties. The Company’s proportionate increase in operating expenses relating to its Comet Ridge acquisition is estimated to be $36,000 for the first quarter of 2002 and $114,000 for 2001.

Note 5.    Pro Forma adjustments to depreciation, depletion and amortization

During the first quarter of 2002 and during 2001 the Company recorded $116,000 and $203,000, respectively, in depreciation, depletion and amortization related to its West Buna properties. The increase in depreciation, depletion and amortization for both the first quarter of 2002 and for 2001 relating to its Comet Ridge acquisition is due to increases in the full cost pool, reserve volumes, future development costs and production volumes relating to the Company’s proportionate ownership increase in the Comet Ridge project.

(c)    Exhibits

The following exhibits are filed herewith:

10.85	Purchase and Sale Agreement dated May 24, 2002, between Tipperary Oil & Gas Corporation as Seller and Delta Petroleum Corporation as Buyer.

10.86	Purchase and Sale Agreement dated May 24, 2002, between Tipperary Oil & Gas Corporation as Buyer and Delta Petroleum Corporation as Seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 10, 2002.

TIPPERARY CORPORATION

By: /s/ David L. Bradshaw

David L. Bradshaw, President, Chief
Executive Officer and Chairman of the
Board of Directors